QuickLinks -- Click here to rapidly navigate through this document

Exhibit 21.1

S U B S I D I A R I E S

1.
Nasdaq Financial Products Services, Inc (incorporated in Delaware)

2.
Nasdaq International Marketing Initiatives, Inc (incorporated in Delaware)

3.
Nasdaq Deutschland A.G. (incorporated in Germany)

4.
Quadsan Enterprises, Inc. (incorporated in Delaware)

5.
Nasdaq Canada Inc. (incorporated in Canada)

6.
Nasdaq Global Technology Ltd. (incorporated in Bermuda)

7.
Nasdaq Global Holdings (incorporated in Switzerland)

8.
IndigoMarkets India Private Limited (incorporated in India)

9.
IndigoMarkets Ltd. (incorporated in Bermuda)

10.
Nasdaq Europe Planning Company Limited (incorporated in United Kingdom)

11.
Nasdaq Europe Limited (incorporated in United Kingdom)

12.
Nasdaq Europe S.A./N.V. (incorporated in Belgium)

13.
Nasdaq LTDA (incorporated in Brazil)

14.
Nasdaq International Limited (incorporated in United Kingdom)

15.
The Nasdaq Stock Market Educational Foundation, Inc. (organized in Delaware)

16.
Nasdaq LIFFE Markets, LLC (organized in Delaware)

17.
Nasdaq Insurance Agency LLC (organized in Delware)

QuickLinks

  Exhibit 21.1
S U B S I D I A R I E S